UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 5, 2017 (January 5, 2017)

ICU MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34634	33-0022692
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

951 Calle Amanecer, San Clemente, California	92673
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (949) 366-2183

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Amendment and Restatement of Purchase Agreement
On January 5, 2017, ICU Medical, Inc., a Delaware corporation (the “Company”) and Pfizer Inc., a Delaware corporation (“Pfizer”) entered into an Amended and Restated Stock and Asset Purchase Agreement (the “Restated Purchase Agreement”) that amended and restated the Stock and Asset Purchase Agreement (the “Original Purchase Agreement”), dated as of October 6, 2016, by and between the Company and Pfizer, pursuant to which, following the satisfaction or waiver of certain conditions, the Company will purchase the Hospira Infusion Systems business, consisting of IV pumps, solutions, and disposables and certain other assets of Pfizer (the “Transaction”).
Under the terms of the Restated Purchase Agreement, the purchase price and expected financing were adjusted as follows: Upon closing, Pfizer will receive 3.2 million newly issued shares of Company common stock (as in the Original Purchase Agreement) and $275 million in cash (versus $600 million in the Original Purchase Agreement), which the Company expects to finance through existing cash balances and a senior unsecured promissory note in an aggregate principal amount of $75 million to be issued by the Company to Pfizer or a direct or indirect subsidiary of Pfizer at closing (the “Senior Note”). Under the Restated Purchase Agreement, Pfizer may be entitled to up to an additional $225 million in cash based on achievement of agreed performance targets for the combined company through December 31, 2019, which would be payable after that date if performance is within the agreed target range. The Company expects that the transaction will require no external financing other than the Senior Note.
The Original Purchase Agreement was described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 13, 2016 and except as noted above, the material terms of the Restated Purchase Agreement are the same as the corresponding material terms of the Original Purchase Agreement. The representations and warranties in the Restated Purchase Agreement reflect negotiations between the parties and are not intended as statements of fact to be relied upon by the Company’s shareholders; in certain cases, these representations and warranties merely represent allocation decisions among the parties, have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Restated Purchase Agreement, which disclosures are not reflected in the Restated Purchase Agreement itself, may no longer be true as of a given date and may apply standards of materiality in a way that is different from what may be viewed as material by shareholders. As such, the representations and warranties are solely for the benefit of the parties to the Restated Purchase Agreement and may be limited or modified by a variety of factors, including: subsequent events, information included in public filings, disclosures made during negotiations, correspondence between the parties and disclosure schedules to the Restated Purchase Agreement.
The foregoing description of the Transaction and the Restated Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Restated Purchase Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.
Commitment Letter
On January 5, 2017, as a result of entering into the Restated Purchase Agreement, the Company and Wells Fargo Bank, National Association, Wells Fargo Securities, LLC and Barclays Bank PLC terminated the debt commitment letter (the “Debt Commitment Letter”) entered into on October 6, 2016. As a result of the amended terms of the Restated Purchase Agreement, the Company no longer needed the funds that would have been supplied pursuant to the Debt Commitment Letter to finance the Transaction.

Item 8.01.	Other Events.
On January 5, 2017, the Company issued the press release attached to this Current Report as Exhibit 99.1 hereto.
Cautionary Statements Regarding Forward-Looking Information.
This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and may often be identified by the use of words such as “will”, “may”, “could”, “should,” “would”, “project”, “believe”, “anticipate”, “expect”, “plan,” “estimate”, “forecast”, “potential”, “intend”, “continue”, “target”, “'build”, “expand” or the negative thereof and variations of these words or comparable terminology. Such forward-looking statements include, without limitation, statements regarding the Company's expectations, goals or intentions regarding the future, including, but not limited to, its full year 2016 guidance, the Transaction, the expected timetable for completing the Transaction, benefits and synergies of the Business or the Transaction, future opportunities for the Business and products and any other statements regarding the Company’s and the Business’s future operations, anticipated business levels, future earnings, planned activities, anticipated growth, market opportunities, strategies, competition, and other expectations and targets for future periods. Because forward-looking statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: decreased demand for the Company's products; decreased free cash flow; the inability to recapture conversion delays or part/resource shortages on anticipated timing, or at all; changes in product mix; increased competition from competitors; lack of continued growth or improving efficiencies; unexpected changes in the Company's arrangements with its largest customers; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the Transaction; changes in relevant tax and other laws; the parties’ ability to consummate the Transaction; the conditions to the completion of the Transaction; the regulatory approvals required for the Transaction not being obtained on the terms expected or on the anticipated schedule; inherent uncertainties involved in the estimates and judgments used in the preparation of financial statements, and the providing of estimates of financial measures, in accordance with GAAP and related standards or on an adjusted basis; the integration of the Business by the Company being more difficult, time-consuming or costly than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) being greater than expected following the Transaction; the retention of certain key employees of the Business being difficult; the Company’s and the Business’s expected or targeted future financial and operating performance and results; the Business’s capacity to bring new products to market, including but not limited to where it uses its business judgment and decides to manufacture, market, and/or sell products, directly or through third parties, notwithstanding the fact that allegations of patent infringement(s) have not been finally resolved by the courts (i.e., an “at-risk launch”); the scope, timing and outcome of any ongoing legal proceedings and the impact of any such proceedings on the Company’s and the Business’s consolidated financial condition, results of operations or cash flows; the Company’s and the Business’s ability to protect their intellectual property and preserve their intellectual property rights; the effect of any changes in customer and supplier relationships and customer purchasing patterns; the ability to attract and retain key personnel; changes in third-party relationships; the impacts of competition; changes in economic and financial conditions of the Company’s business or the Business; uncertainties and matters beyond the control of management; and the possibility that the Company may be unable to achieve expected synergies and operating efficiencies in connection with the Transaction within the expected time-frames or at all and to successfully integrate the Business. For more detailed information on the risks and uncertainties associated with the Company’s business activities, see the risks described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and subsequent Quarterly Reports on Form 10-Q, all filed with the SEC. You can access the Company’s Form 10-K and Form 10-Qs through the SEC website at www.sec.gov, and the Company strongly encourages you to do so. The Company undertakes no obligation to update any statements herein for revisions or changes after the date of this communication.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Amended and Restated Stock and Asset Purchase Agreement, dated as of January 5, 2017, by and between Pfizer Inc., a Delaware corporation, and ICU Medical, Inc., a Delaware corporation.
99.1	Press release, dated as of January 5, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2017

    ICU MEDICAL, INC.

    /s/ SCOTT E. LAMB
    Scott E. Lamb
    Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Amended and Restated Stock and Asset Purchase Agreement, dated as of January 5, 2017, by and between Pfizer Inc., a Delaware corporation, and ICU Medical, Inc., a Delaware corporation.
99.1	Press release, dated as of January 5, 2017.